Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM






We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of PHC, Inc. (the "Company") of our report dated October 12, 2006 relating to our audit of the consolidated financial statements of the Company as of and for the year ended June 30, 2006 included in its Annual Report on Form 10-K for the year ended June 30, 2006.

We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.


/s/  EISNER LLP


New York, New York
March 16, 2007

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